REGISTRATION RIGHTS AGREEMENT, dated as of June
          5, 1986 (the "Agreement"), between GREY ADVERTISING INC., a Delaware corporation with principal offices at 777 Third Avenue, New York, New York 10017 ("Grey"), and EDWARD H. MEYER, whose principal residence is 580 Park Avenue, New York, New York 10022 ("Meyer").

                    WHEREAS, Grey and Meyer entered into a Purchase Agreement dated as of December 10, 1983 (the "Purchase Agreement") which provided for the sale to Meyer of $3,025,000 principal amount of Grey's Convertible Subordinated Debentures due December 10, 1991 (the "Debentures"), and granted to Meyer certain registration rights with respect to the shares of common stock, par value $1 per share (the "Shares"), of Grey issuable upon conversion of the Debentures;

                    WHEREAS, Grey and Meyer also entered into a Stock Option Agreement dated as of October 13, 1984 (the "Stock Option Agreement") which granted to Meyer an option (the "Stock Option") to purchase up to 25,000 Shares (as that number of Shares may be adjusted in accordance with the terms of the Stock Option Agreement), and granted to Meyer certain registration rights with respect to the Shares subject to the Stock Option; and

                    WHEREAS, both Grey and Meyer deem it to be in their mutual best interest to enter into a single agreement providing registration rights to Meyer with respect to all Shares presently owned or hereafter acquired by him, including without limitation whatsoever upon conversion of shares of Limited Duration Class B Common Stock (the "Registrable Shares"), and thereby facilitate the orderly distribution by Meyer of his Shares if and when Meyer should decide to dispose of some or all of his Shares;

                    NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

               1.   Demand Registration Rights

                    If Grey shall receive, at any time or from time to time, a written request from Meyer for the registration of any Registrable Shares, Grey shall cause, in accordance with the Registration Procedures set forth in Section 8, the offering of such Registrable Shares to be registered as promptly as practicable so as to permit the sale or other distribution thereof by Meyer, and in connection therewith shall prepare and file on an appropriate form a registration statement under the Securities Act of 1933 (the "Securities Act"), and the rules and regulations thereunder, covering such Registrable Shares. Notwithstanding the foregoing, Grey shall not be required to file a registration statement pursuant to Meyer's request under this Section 1 more frequently than once in any thirty month period. In the case of any request by Meyer to exercise his rights pursuant to this Section 1 (the "Demand Registration Rights") which involves an underwritten public offering, the managing underwriter or underwriters of such offering shall be selected by Meyer, and approved by Grey, which approval shall not unreasonably be withheld. In addition, Grey shall not be required to file any such registration statement at any time when Grey is actively contemplating an underwritten public offering and the registration of the Registrable Shares would, in the good faith judgment of Grey's investment banker, materially interfere with the orderly sale of the shares of capital stock by Grey; provided, however, that Grey shall not be able to delay, pursuant to this sentence, any such filing for a period greater than ninety days.

               2.   Participation Registration Rights

                    If Grey shall at any time determine to proceed with the actual preparation and filing of a registration statement under the Securities Act, and the rules and regulations thereunder, in connection with an offering of securities for cash, Grey shall give written notice as promptly as practicable of such determination to proceed with the preparation and filing of such registration statement to Meyer and shall include in such registration statement such number of Registrable Shares as Meyer shall request within 20 days after receipt of such notice from Grey, upon the same terms (including the method of distribution) as the offering which is being made by Grey; provided, however, that (i) Grey shall not be required to give notice or to include such Registrable Shares in any registration statement relating solely to Shares or other securities to be issued (A) pursuant to Grey's Restricted Stock Plan, Grey's Incentive Stock Option Plan or another employee benefit plan of Grey, (B) in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, or (C) in exchange for other securities of Grey; and (ii) in the event that the inclusion of all the Registrable Shares requested by Meyer for inclusion pursuant to this
          Section 2 would, in the good faith judgment of the managing underwriter of such public offering, materially interfere with the orderly sale and distribution of the securities offered by Grey, the number of Registrable Shares otherwise to be included in the underwritten public offering may be reduced to the extent deemed necessary by such managing underwriter acting in good faith or the sale of such Shares shall be subject to such other conditions as the managing underwriter deems appropriate. In the event that other persons have rights similar to Meyer's under this Section 2 and the inclusion of all Registrable Shares requested by Meyer and all shares requested by persons with similar rights to Meyer would, in the good faith judgment of the managing underwriter of such public offering, materially interfere with the orderly sale and distribution of the securities offered by Grey, the shares requested for inclusion by such other persons shall be reduced and, if necessary, excluded before any Registrable Shares are reduced or excluded in accordance with clause (ii) of the preceding sentence. Grey may, without the written consent of Meyer, withdraw such registration statement and abandon the proposed offering in which Meyer had requested to participate.

               3.   Limitations on Registration Rights

                    (a) Except as herein provided, Grey shall not be obligated to keep any registration statement filed pursuant to this Agreement effective for more than one hundred eighty days.

                    (b) Notwithstanding anything contained herein to the contrary, Grey's obligation to register Shares on behalf of the Meyer pursuant to Sections l or 2 of this Agreement shall terminate at such time as Grey shall receive either an opinion of counsel reasonably acceptable to Meyer or a "no action" letter from the staff of the Securities and Exchange Commission (the "SEC") to the effect that the Shares then held by Meyer may be sold or otherwise disposed of publicly without registration under the Securities Act.

                    (c) Notwithstanding anything contained herein to the contrary, Grey shall not be required pursuant to Sections 1 and 2 of this Agreement to register on behalf of Meyer in any one registration statement less than 20,000 Shares or such lesser number of Shares which shall constitute the sum of all the Shares which either (i) are held by Meyer, his estate or his successors, or (ii) are still issuable upon exercise of the Stock Option, conversion of the Debentures held by such persons, or upon the exercise or conversion of any other right or security held by Meyer, his estate or his successors. Such number shall be appropriately adjusted for stock splits, stock dividends, combinations of shares, reclassifications or other similar events.

               4.   Blue Sky Registration

                    Grey shall use its best efforts to effect such registration, qualification or exemption under Blue Sky or other state securities laws as may be reasonably requested by Meyer to permit or facilitate the sale or other distribution of the Registrable Shares but Grey shall not be obligated to qualify the Shares in any jurisdictions where such qualifications would (and Grey's business in the ordinary course does not) (i) require Grey to qualify generally to do business as a foreign company in such jurisdictions, (ii) subject Grey to taxation in such jurisdictions, or (iii) otherwise subject Grey to consent to general service of process in such jurisdictions.

               5.   Expenses

                    Grey shall pay all expenses necessary to effect under the Securities Act any registration statements, amendments or supplements filed pursuant to Sections 1 and 2 (other than underwriters' discounts and commissions and brokerage commissions and fees, if any, payable with respect to Registrable Shares sold by Meyer and fees and expenses of counsel for Meyer, as well as registration fees of the SEC), including, without limitation, printing expenses, expenses of compliance with Blue Sky or other state securities laws, and legal and audit fees incurred by Grey in connection therewith, subject, however, to the following sentence. Grey shall not be required to furnish any audited financial statements at the request of Meyer other than those statements customarily prepared at the end of its fiscal year, unless Meyer shall agree to reimburse Grey for the out-of-pocket costs incurred by Grey in the preparation of such other audited financial statements.

               6.   Indemnification

                    (a) In the event of any registration pursuant to this Agreement, Grey shall indemnify and hold harmless Meyer and each person, if any, who controls Meyer within the meaning of the Securities Act, against any losses, claims, damages, expenses (including attorneys' fees), or liabilities (or actions in respect thereof) under the Securities Act or otherwise, which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse Meyer and each such controlling person for any legal or other expenses reasonably incurred by Meyer or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Grey shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said prospectus, or any said amendment or supplement, in reliance upon and in conformity with written information furnished by Meyer specifically for use in the preparation thereof.

                    (b)  Meyer shall indemnify and hold harmless
          Grey, each of its directors, each of its officers who have signed any such registration statement, and each person, if any, who controls Grey within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which Grey or any such director, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said prospectus, or said amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said prospectus, or said amendment or supplement, in reliance upon and in conformity with written information furnished by Meyer specifically for use in the preparation thereof and shall reimburse any legal or other expenses reasonably incurred by Grey or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

                    (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof.

                    (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to defend any such action, with counsel reasonably satisfactory to the indemnified party, provided that the indemnifying party may not settle any such action the settlement terms of which are non-monetary (or which cannot be reduced to monetary terms), without the approval of the indemnified party. Notwithstanding the foregoing, to the extent that in the reasonable judgment of the indemnified party a conflict of interest exists between the indemnified party and the indemnifying party, the indemnified party may retain its own counsel, who shall be reasonably satisfactory to the indemnifying party, and participate in the defense of such action (although the indemnifying party's counsel shall be entitled to control the defense of any such action). The fees and expenses of such counsel shall be borne by the indemnifying party.

               7.   Registration Procedures

                    (a)  If and whenever Grey is required to
          register any Registrable Shares under the Securities Act as provided under the Demand Registration Rights provisions of this Agreement (Section 1), Grey shall, as expeditiously as possible:

                         (i)  prepare and file a registration
               statement with the SEC with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

                         (ii)  prepare and file with the SEC such
               amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of one hundred eighty days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Meyer set forth in such registration statement:

                         (iii)  furnish to Meyer such number of
               copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Meyer may reasonably request in order to facilitate the disposition of the Registrable Shares by Meyer;

                         (iv)  notify Meyer, at any time when a
               prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in subsection (a) (ii) of this Section 7, of Grey becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Meyer, prepare and furnish to Meyer a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                         (v)  otherwise use its best efforts to
               comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                         (vi) use its best efforts to list such
               Registrable Shares in the event Shares are then listed on a securities exchange, on any securities exchange on which the Shares are then listed, if such Registrable Shares are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Shares covered by such registration statement not later than the effective date of such registration statement; and

                         (vii) make available for inspection by
               Meyer, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by Meyer or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Grey, and cause all of Grey's officers, directors and employees to supply all information reasonably requested by Meyer, any such underwriter, attorney, accountant or agent in connection with such registration statement.

                    (b)  If and whenever Grey is required to
          register any Registrable Shares under the Securities Act as provided in this Agreement, Meyer shall, as expeditiously as possible:

                         (i)  furnish to Grey such information
               regarding Meyer's holdings of Shares and the proposed manner of distribution thereof and such additional matters related thereto as Grey may reasonably request in connection with any registration statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereto resulting from this Agreement; and

                         (ii)  notify Grey, at any time when a
               prospectus relating thereto is required to be delivered under the Securities Act, of Meyer becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                    (c) With respect to any underwritten offering, Meyer and Grey shall, in addition to the foregoing, enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as may be reasonably necessary to expedite or facilitate the disposition of the Registrable Shares being registered.

               8.   Notices

                    Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by United States first-class mail and shall be deemed to have been given when deposited in the United States mail, registered, with postage prepaid and properly addressed. For the purpose hereof, the address of Meyer shall be:

                         Edward H. Meyer
                         580 Park Avenue
                         New York, New York 10022

                    and the address of Grey shall be:

                         Grey Advertising Inc.
                         777 Third Avenue
                         New York, New York 10017

                    Attention:  Corporate Secretary

          Both Meyer and Grey may change the address for notices by giving written notice to the other as herein provided.

               9.   Miscellaneous

                    (a) Waiver of Compliance. Any failure of any of the parties hereto to comply with any obligation, covenant or agreement contained herein may be waived by the party entitled to the benefit of such obligation, covenant or agreement only by written instrument signed by such party, but such waiver or failure to insist upon strict compliance with such obligation, covenant or agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                    (b)  Severability.  Whenever possible, each
          provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                    (c) Successors and Permitted Assigns. Except as expressly indicated herein, this Agreement is intended to bind and inure to the benefit of and be enforceable by Meyer and Grey and their respective successors and permitted assigns.

                    (d)  Complete Agreement.  This Agreement and
          the other documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof including, but not limited to, the registration rights provisions presently contained in the Stock Option Agreement and the Purchase Agreement. This Agreement may be amended only by an agreement in writing executed by the parties hereto.

                    (e) Term. Notwithstanding anything contained herein to the contrary, the term of this Agreement, including the respective obligations of the parties hereunder, shall expire three years from the date on which Meyer shall cease being the Chief Executives Officer of Grey.

                    (f)  Section Headings.  The section headings
          contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                    (g)  Counterparts.  This Agreement may be
          executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all of which taken together constitute one and the same agreement.

                    (h)  Choice of Law.  The law of the State of
          New York shall govern all questions concerning the construction, validity and interpretation of this Agreement without regard to the principles of conflicts of law thereof.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

          [SEAL]                   GREY ADVERTISING INC.

                                   By /s/ Alan B. Fendrick
                                      Name:
                                      Title:

                                    /s/ Edward H. Meyer
                                    Edward H. Meyer